Exhibit 10.20

SECOND ADDENDUM TO
EXECUTIVE EMPLOYMENT AGREEMENT

This Second Addendum to Executive Employment Agreement (this “Agreement”) dated to be effective as of August 31, 2012 (the “Effective Date”), is by and between Vertex Energy, Inc., a Nevada corporation (“Vertex”) and Benjamin P. Cowart, an individual (“Executive”), each referred to herein as a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties previously entered into an Executive Employment Agreement (the “Executive Employment Agreement”) dated as of February 20, 2009, as amended by that certain First Addendum to Executive Employment Agreement dated to be effective as of December 15, 2010;

WHEREAS, pursuant to that certain Unit Purchase Agreement dated as of August 14, 2012 (the “Purchase Agreement”) by and among Vertex, Vertex Holdings, L.P., a Texas limited partnership (“Holdings”), B&S Cowart Family, L.P., a Texas liability partnership (“B&S LP” and together with Holdings, the “Sellers”), and Vertex Acquisition Sub, LLC, a Nevada limited liability company (“Target”), Vertex agreed to purchase from the Sellers all of the issued and outstanding units representing membership interests (the “Units”) of Target;

WHEREAS, it is a condition to Vertex’s obligation under the Purchase Agreement to purchase the Units that Vertex and Executive shall have executed and delivered this Agreement;

WHEREAS, Executive will derive substantial direct and indirect benefits from the transactions contemplated in the Purchase Agreement, including Executive’s indirect percentage share of the Purchase Price (as defined in the Purchase Agreement);

WHEREAS, capitalized terms used herein shall have the meaning ascribed to such terms in the Executive Employment Agreement, unless otherwise stated herein or the context requires otherwise; and

WHEREAS, the Parties desire to enter into this Agreement to modify certain provisions, terms and conditions to the Executive Employment Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1.           Amendment to Executive Employment Agreement.

(a)           Section 1.3 of the Executive Employment Agreement is hereby amended by adding the following sentence at the end of such section:

“In the event that any covenant contained in this Agreement should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable law.”

(b)           Section 1.4 of the Executive Employment Agreement is hereby amended and restated in its entirety to read as follows:

“1.4.           Other Activities. Subject to the foregoing prohibition and the terms and conditions of that certain Non-Competition and Non-Solicitation Agreement dated as of August 31, 2012 by and among Vertex, Vertex Holdings, L.P., B&S Cowart Family, L.P., Chris Carlson and Executive, and provided such services or investments do not violate any applicable law, regulation or order, or interfere in any way with the faithful and diligent performance by Executive of the services to the Company otherwise required or contemplated by this Agreement, the Company expressly acknowledges that Executive may:

1.4.1           make and manage personal business investments of Executive’s choice without consulting the Board;

1.4.2           serve in any capacity with any non-profit civic, educational or charitable organization; and

1.4.3           spend up to a total of twenty (20) hours per month in fulfilling his duties as officer, director and/or manager of any of the private companies with whom Executive is currently affiliated, namely Vertex Holdings, L.P., VTX, Inc., Arrow, Vertex Residual Management, B&S Cowart Family, L.P.,  Vertex Green, LP and Vertex Processing, pursuant to Exhibit A.”

(c)           The Executive Employment Agreement is hereby amended by replacing Exhibit A thereto with Exhibit A to this Agreement.

2.           Reconfirmation of Executive Employment Agreement.  The Parties hereby reaffirm all terms, conditions, covenants, representations and warranties made in the Executive Employment Agreement, to the extent the same are not amended hereby.

3.           Effect of Agreement.  Upon the effectiveness of this Agreement, each reference in the Executive Employment Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Executive Employment Agreement as modified or waived hereby.

4.           Executive Employment Agreement to Continue in Full Force and Effect.  Except as specifically modified herein, the Executive Employment Agreement and the terms and conditions thereof shall remain in full force and effect.

5.           Effect of Facsimile and Photocopied Signatures.  This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Date.

VERTEX:

VERTEX ENERGY, INC., a Nevada corporation

By:           /s/ David L. Phillips

Name:      David L. Phillips
Director and Chairman,
Related Party Transaction Committee

EXECUTIVE:

/s/ Benjamin P. Cowart
Benjamin P. Cowart

EXHIBIT A

It is acknowledged and agreed that the following actions, business transactions, agreements and undertakings may be undertaken by Executive:

•
Executive can serve as an officer, director or manager of any of the private companies with whom he is currently affiliated, including Vertex Holdings, L.P., VTX, Inc., Arrow, Vertex Residual Management, B&S Cowart Family, L.P., Vertex Green, LP or Vertex Processing (collectively, the “Affiliated Companies”);

•	Executive may own an interest in or shares or membership units in any of the Affiliated Companies. Executive may earn a fee for providing services to the Affiliated Companies;

•	Any Affiliated Party may sell products, equipment or materials to the Company on terms mutually agreeable between the Company and such Affiliated Party;

•
Vertex Residual Management may contract with the Company or with Vertex LP on behalf of the Company to provide the Company environmental compliance, regulation and oversight services on terms mutually agreeable between the parties;

•	Vertex Green may focus on the development of renewable energy such as biodiesel, which entity shall be outside of the Company; and

•
Any other actions, business transactions, agreements and undertakings which the Executive has received approval of a majority of the independent members of the Board of Directors to enter into and/or undertake.